FOR IMMEDIATE RELEASE	Contact: Robbi Virdi SANZ Inc. 303-495-6346 rvirdi@sanz.com Adam Friedman Adam Friedman Associates 212-981-2529 ext. 18 adam@adam-friedman.com

SAN Holdings, Inc. Reports Results For The Second Quarter of 2007
- Solutions Revenue Increases by 47% Over First Quarter

Englewood, CO, - Aug 16, 2007. SAN Holdings, Inc. (SANZ) (OTCBB: SNZH.OB), a leading provider of proven data access solutions, today announced its results for the second quarter ending June 30, 2007.

For the second quarter of 2007, the Company reported revenue of $11.6 million compared with revenue of $13.5 million in second quarter of 2006. The Company reported a net loss available to common shareholders of $4.6 million or $(0.97) per fully diluted share in the second quarter of 2007 compared to a net loss available to common shareholders of $0.3 million or $(0.04) per fully diluted share in the second quarter 2006. The second quarter 2007 results included approximately $2.2 million of non-cash charges related to the impairment of assets of discontinued operations, resulting from the sale of its EarthWhere division on August 6, 2007. All EarthWhere operations have been reported as discontinued operations in the second quarter of 2007, which represented a net loss of $2.8 million, or ($0.60) per fully diluted share for the discontinued EarthWhere division.

“I’m pleased with the progress we made this quarter,” said Todd Oseth, SANZ Chairman and CEO. “Our Solutions revenue grew 47% over the first quarter revenues of $7.9 million and we reduced our Solutions operating costs by 3% during the same period. In addition, we successfully completed a reverse stock split, sold our EarthWhere division, and improved our nationwide sales management team.”

“By winning four deals over $300,000 this quarter, which is a 100% increase over the two $300,000 deals that we won in the first quarter of 2007, we also proved that SANZ could compete effectively in this market,” said Oseth. “The sale of our EarthWhere division further enables us to fully concentrate on improving our core business operations.”

Oseth concluded, “I believe that our second quarter wins, combined with our emerging solutions driven approach and operational improvements, will enable us to begin positioning SANZ as the trusted advisor for proven data access solutions across the commercial and public sector markets.”

Conference Call Reminder

Todd Oseth, CEO and President and David Rosenthal, CFO, will host a conference call to discuss the Company's financial results for the second quarter of 2007, which ended June 30, 2007.

The conference call will take place at 4:30 p.m. Eastern, on Thursday, August 16, 2007. Anyone interested in participating should call 1-888-469-4228 if calling within the United States or 1-480-629-9562 if calling internationally, approximately 5 to 10 minutes prior to the 4:30 p.m. call. There will be a playback available until August 22, 2007. To listen to the playback, please call 1-800-406-7325 if calling within the United States or 1-303-590-3030 if calling internationally. Please use replay pass code 3769230.

The call is also being webcast and may be accessed at SANZ's website at www.sanz.com. The webcast will be archived and accessible until August 23, 2007 on the Company website.

About SANZ

SANZ (OTCBB: SNZH) is a leading provider of proven data access solutions that help customers build, optimize and manage their global data infrastructure. With 25 years of data management experience, SANZ is the trusted advisor for customers who want to lower their costs, increase their data security and maximize their IT investments. Please visit www.sanz.com to find out more about our high-performance data access solutions.

FORWARD LOOKING STATEMENTS:

This press release contains statements that are "forward looking statements" under the Federal securities laws. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future, and are based on information available to us at this time. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Actual results could vary materially from our expectations. Factors that could cause actual results to vary materially include, but are not limited to: component quality and availability, transition to new products, changes in business conditions, changes in the company's sales strategy, competition in the storage management engineering services marketplace, competitive pricing pressures, continued market acceptance of the company's products, delays in the development of new technology, changes in customer buying patterns, changes in the company's business strategy to improve long term financial and operational results, including but not limited to costs reductions, one-time events and other important factors disclosed previously and from time to time in our filings at the SEC.

SOURCE: SAN Holdings, Inc.

SAN Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$--	$-
Accounts receivable, net	8,825	15,384
Other current assets	1,850	2,743
Assets of discontinued operations	543	2,818
Total current assets	11,218	20,945

Property and equipment, net	290	352
Intangible assets, net	591	651
Other assets	196	207
Total long-term assets	1,077	1,210
TOTAL ASSETS	$12,295	$22,155

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Line of credit - Wells Fargo Bank, National Association	$2,605	$6,203
Line of credit - Sun Capital Partners II, LP- related party	7,696	-
Line of credit - Harris N.A.	-	1,500
Other current liabilities	13,722	17,496
Total current liabilities	24,023	25,199

Long-term debt	5,912	6,814

Total stockholders’ deficit	(17,640)	(9,858)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,295	$22,155

SAN Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue	$11,605	$13,463	$19,495	$27,402
Cost of revenue	9,148	10,340	15,045	20,943

Gross profit	2,457	3,123	4,450	6,459

Selling, engineering, general and administrative	3,602	3,840	7,833	7,443
Depreciation and amortization of intangibles	79	175	163	367

Loss from operations	(1,224)	(892)	(3,546)	(1,351)

Interest expense	(459)	(291)	(850)	(765)

Benefit (charge) for change in estimated fair value of derivative financial instruments - Warrants - related parties	-	2,701	-	(1,317)
Charge for fair value of Warrants in excess of net cash proceeds	-	(924)	-	(924)
Other income (expense)	(3)	-	(21)	(14)

Net income (loss) from continuing operations	$(1,686)	$594	$(4,417)	$(4,371)

Loss from discontinued operations
Loss from operations	(616)	(928)	(1,166)	(1,580)
Impairment of assets of discontinued operations	(2,211)	-	(2,211)	-

Net loss before dividends accrued and deemed dividend	(4,513)	(334)	(7,794)	(5,951)

Dividends accrued for holders of convertible Series A Preferred Stock	(102)	-	(206)	-
Deemed dividend related to beneficial conversion feature of convertible Series A Preferred Stock	-	-	-	(4,539)

Net loss available to common stockholders	$(4,615)	$(334)	$(8,000)	$(10,490)

Net income (loss) per common share for continuing operations
Basic	$(0.38)	$0.13	$(0.98)	$(1.92)
Diluted	$(0.38)	$0.07	$(0.98)	$(1.92)
Net loss per common share for discontinued operations
Basic	$(0.60)	$(0.20)	$(0.71)	$(0.34)
Diluted	$(0.60)	$(0.11)	$(0.71)	$(0.34)
Net loss per common share
Basic	$(0.97)	$(0.07)	$(1.69)	$(2.26)
Diluted	$(0.97)	$(0.04)	$(1.69)	$(2.26)
Weighted average shares outstanding
Basic	4,749,171	4,635,205	4,727,125	4,635,205
Diluted	4,749,171	8,193,329	4,727,125	4,635,205

SAN Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six months ended June 30,
	2007	2006

Net cash provided by (used in) operating activities	(2,115)	1,540

Net cash used in investing activities	(354)	(649)

Net cash provided by (used in) financing activities	2,469	(897)

Net decrease in cash and cash equivalents	-	(6)

Cash and cash equivalents at beginning of period	-	6

Cash and cash equivalents at end of period	$-	$-